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                                                                     Exhibit 2.1



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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          CONCORD COMMUNICATIONS, INC.

                               F ACQUISITION CORP.

                                       AND

                            FIRSTSENSE SOFTWARE, INC.



                          Dated as of January 20, 2000



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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
ARTICLE I THE MERGER.............................................................................................      1

         1.1      The Merger.....................................................................................      1
         1.2      Effective Time.................................................................................      2
         1.3      Effect of the Merger...........................................................................      2
         1.4      Articles of Incorporation; By-Laws.............................................................      2
         1.5      Directors and Officers.........................................................................      2
         1.6      Merger Consideration; Effect on Capital Stock..................................................      2
         1.7      Dissenting Shares..............................................................................      5
         1.8      Surrender of Certificates......................................................................      6
         1.9      No Further Ownership Rights in Company Stock...................................................      8
         1.10     Lost, Stolen or Destroyed Certificates.........................................................      8
         1.11     Tax and Accounting Consequences................................................................      8
         1.12     Taking of Necessary Action; Further Action.....................................................      8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................      9

         2.1      Organization of the Company.....................................................................     9
         2.2      Subsidiaries....................................................................................     9
         2.3      Company Capital Structure......................................................................     10
         2.4      Authority......................................................................................     11
         2.5      No Conflict....................................................................................     12
         2.6      Consents.......................................................................................     13
         2.7      Company Financial Statements...................................................................     13
         2.8      No Undisclosed Liabilities.....................................................................     13
         2.9      No Changes.....................................................................................     14
         2.10     Tax and Other Returns and Reports..............................................................     16
         2.11     Restrictions on Business Activities............................................................     19
         2.12     Title to Properties; Absence of Liens and Encumbrances.........................................     19
         2.13     Governmental Authorization.....................................................................     20
         2.14     Intellectual Property..........................................................................     20
         2.15     Year 2000 Compliance...........................................................................     24
         2.16     Product Warranties; Defects; Liabilities.......................................................     25
         2.17     Contracts......................................................................................     25
         2.18     Change of Control Payments.....................................................................     27
         2.19     Interested Party Transactions..................................................................     27
         2.20     Compliance with Laws...........................................................................     28
         2.21     Litigation.....................................................................................     28
         2.22     Insurance......................................................................................     28
         2.23     Books and Records..............................................................................     28
         2.24     Environmental Matters..........................................................................     29
         2.25     Brokers' and Finders' Fees.....................................................................     30
         2.26     Employee Matters and Benefit Plans.............................................................     30
         2.27     Bank Accounts..................................................................................     34


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
         2.28     Affiliate Agreements...........................................................................     34
         2.29     Pooling of Interests...........................................................................     34
         2.30     Liabilities....................................................................................     35
         2.31     Representations Complete.......................................................................     35

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................     35

         3.1      Organization of Parent and Merger Sub..........................................................     35
         3.2      Authority......................................................................................     35
         3.3      Parent Common Stock............................................................................     36
         3.4      SEC Filings; Parent Financial Statements.......................................................     36
         3.5      Parent Capital Structure.......................................................................     36
         3.6      Affiliate Agreements...........................................................................     37
         3.7      Merger Sub.....................................................................................     37

ARTICLE IV SECURITIES ACT COMPLIANCE; REGISTRATION...............................................................     37

         4.1      Securities Act Exemption.......................................................................     37
         4.2      Restrictions Regarding Securities Law Matters..................................................     37
         4.3      Registration Statement.........................................................................     38

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................................     38

         5.1      Conduct of Business of the Company.............................................................     38

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................     41

         6.1      Preparation of Information Statement...........................................................     41
         6.2      Stockholder Approval...........................................................................     42
         6.3      Access to Information..........................................................................     42
         6.4      Confidentiality................................................................................     42
         6.5      Public Disclosure..............................................................................     42
         6.6      Consents.......................................................................................     42
         6.7      FIRPTA Compliance..............................................................................     43
         6.8      Legal Conditions to the Merger.................................................................     43
         6.9      Reasonable Best Efforts; Additional Documents and Further......................................     43
         6.10     Notification of Certain Matters................................................................     43
         6.11     Pooling Accounting.............................................................................     43
         6.12     Reorganization.................................................................................     44
         6.13     Form S-8.......................................................................................     44
         6.14     Nasdaq National Market Listing.................................................................     44
         6.15     Blue Sky Laws..................................................................................     44
         6.16     Termination of Agreements......................................................................     44
         6.17     No Solicitation................................................................................     44
         6.18     Employee Benefits/Other Employee Matters.......................................................     45
         6.19     Publication of Financial Results...............................................................     46
         6.20     Indemnification of Directors and Officers of the Company.......................................     46


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
ARTICLE VII CONDITIONS TO THE MERGER.............................................................................     46

         7.1      Conditions to Obligations of Each Party to Effect the Merger...................................     46
         7.2      Additional Conditions to the Obligations of the Company........................................     47
         7.3      Additional Conditions to the Obligations of Parent and Merger Sub..............................     48

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..................................................     50

         8.1      Survival of Representations and Warranties.....................................................     50
         8.2      Escrow Arrangements............................................................................     51

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................     53

         9.1      Termination....................................................................................     53
         9.2      Effect of Termination..........................................................................     54
         9.3      Amendment......................................................................................     54
         9.4      Extension; Waiver..............................................................................     54

ARTICLE X GENERAL PROVISIONS.....................................................................................     55

         10.1     Notices........................................................................................     55
         10.2     Expenses.......................................................................................     56
         10.3     Interpretation.................................................................................     56
         10.4     Counterparts...................................................................................     57
         10.5     Entire Agreement; Assignment...................................................................     57
         10.6     Severability...................................................................................     57
         10.7     Other Remedies.................................................................................     57
         10.8     Governing Law..................................................................................     57
         10.9     Rules of Construction..........................................................................     57
         10.10    Specific Performance...........................................................................     57


         EXHIBIT           DESCRIPTION

         Exhibit A         List of Company Stockholders Executing Voting
                           Agreement
         Exhibit A-1       Form of Voting Agreement
         Exhibit A-2       Option Exercise Agreement
         Exhibit B         Form of Company Affiliate Agreement
         Exhibit C         Form of Certificate of Merger
         Exhibit D         Form of Parent Affiliate Agreement
         Exhibit E         Form of Registration Rights Agreement
         Exhibit F         Agreements to be Terminated
         Exhibit G         Form of Escrow Agreement
         Exhibit H         Form of Legal Opinion of Counsel to the Company
         Exhibit I         Form of Legal Opinion of Counsel to Parent
         Exhibit J-1       Form of Cramer Employment Agreement
         Exhibit J-2       Form of Guida Employment Agreement
         Exhibit J-3       Form of Flaherty Employment Agreement


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         Exhibit J-4       Form of Wilson Severance Agreement
         Exhibit K         Form of Confidentiality and Assignment of Inventions
                           Agreement

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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of January 20, 2000 among Concord Communications, Inc., a Massachusetts corporation ("Parent"), F Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and FirstSense Software, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law ("Delaware Law"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

         C. The Board of Directors of the Company has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Escrow Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) resolved to recommend to the stockholders of the Company that they adopt and approve this Agreement, the Escrow Agreement, the Merger and the transactions contemplated hereby.

         D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of the stockholders of the Company listed on Exhibit A hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A-1, and each of the affiliate stockholders of the Company listed on Schedule 2.28 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit B.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than three (3) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, in substantially the form attached hereto as Exhibit C (the "Certificate of Merger"), and the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the date and time of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, property, powers, privileges and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Articles of Incorporation; By-Laws.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth in the Certificate of Merger until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the By-Laws of the Surviving Corporation shall be amended and restated in their entirety as set forth in the Certificate of Merger until thereafter amended.

         1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         1.6      Merger Consideration; Effect on Capital Stock.

                  (a) Merger Consideration; Conversion. The aggregate number of shares of common stock of Parent, par value $.01 per share ("Parent Common Stock"), to be issued


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(including Parent Common Stock to be reserved for issuance upon exercise of any
Company Options (as defined in Section 1.6(e)) in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock"), the assumption by Parent of all outstanding Company Options as provided in Section 1.6(e), and the exchange for all Unvested Preferred Options (as defined) shall be 1,940,000 shares of Parent Common Stock ("Aggregate Share Number"). No adjustment shall be made in the Aggregate Share Number as a result of any proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of any Company Options or outstanding warrants to purchase Company Capital Stock. Subject to the terms and conditions of this Agreement, including without limitation Section 1.6(c) and Article VIII hereof, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, the holders of any shares of Company Capital Stock or the holders of any capital stock of Merger Sub, each share of common stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction of a share of Parent Common Stock. For purposes of this Agreement, the term "Applicable Fraction" shall mean (i) 1,940,000 divided by (ii) the Fully Diluted Company Share Number as of immediately prior to the Effective Time. For purposes of this Agreement, the term "Fully Diluted Company Share Number" shall mean, as of the date of determination thereof, the sum of (A) the aggregate number of shares of Company Common Stock then issued and outstanding and (B) the aggregate number of shares of Company Common Stock issuable under, or otherwise subject to, any Purchase Rights then outstanding (including any Purchase Rights that are unvested or are otherwise not then exercisable).

                  (b) Stock Restrictions. If any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent.

                  (c) Escrow. Ten percent (10%) of the Parent Common Stock to be issued in exchange for the outstanding Company Common Stock in the Merger (the "Escrow Shares") (none of which Escrow Shares shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company or the Surviving Corporation) shall be held in escrow pursuant to the Escrow Agreement to reimburse Parent and its Affiliates (including the Surviving Corporation) for any Losses (as defined in Section 8.2(a) hereof) incurred in connection with this Agreement and the transactions contemplated hereby. The Escrow Shares will be withheld on a pro rata basis among the holders of Company Common Stock. The exact number of Escrow Shares held for the account of each holder of Company Common Stock will be set forth in the Escrow Schedule as provided in Section 8.2(a). The delivery of the Escrow Shares will be made on behalf of the holders of Company Common Stock in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent


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directly to such holders and subsequently delivered by such holders to the
Escrow Agent (as defined in Section 8.2(a)).

                  (d) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, the holders of any shares of Company Capital Stock, or the holders of any capital stock of Merger Sub, each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

                  (e) Stock Options. At the Effective Time, the Company's 1997 Stock Incentive Plan and 1996 Equity Incentive Stock Plan, each as amended to date (the "Option Plans"), and all options to purchase Company Common Stock then outstanding under the Option Plans (other than the Unvested Preferred Options), shall be assumed by Parent in accordance with the following provisions:

                           (i)      At the Effective Time, each outstanding
option to purchase shares of Company Common Stock issued under the Option Plans (each a "Company Option"), whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Parent and the Company will take all action necessary to cause the assumption by Parent as of the Effective Time of the Option Plans and all of the Company Options set forth on Schedule 2.3(b) or granted on or after the date hereof with the consent of Parent and, in each case, outstanding as of the Effective Time. The Company will take all corporate action necessary to effect, without the consent or cooperation of the holders of Company Options, such assumption by Parent and the conversion of the Company Options into options to purchase shares of Parent Common Stock as set forth herein. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down (in the case of Company Options granted under the Option Plans) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Applicable Fraction, rounded up to the nearest whole cent.

                           (ii)     It is the intention of the parties that the
Company Options assumed by Parent pursuant to this Section 1.6(e) qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.


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                           (iii)   Promptly following the Effective Time, Parent
will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

                           (iv)     Notwithstanding anything to the contrary
contained herein, each of Albert Briner, James Kelly and Sekhar Muddana, as holders of options to purchase both Company Common Stock and Series A Preferred Stock of the Company, shall have delivered concurrently with the signing of this Agreement by the Company the Option Exercise Agreement (the "Option Exercise Agreement") in the form of Exhibit A-2 hereto and the Unvested Preferred Options (as defined in Exhibit A-2) shall be treated in the Merger as specified in the Option Exercise Agreement.

                  (f) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, the holders of any shares of Company Capital Stock or the holders of any capital stock of Merger Sub, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (g) Adjustments. In the event of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time, appropriate adjustments will be made to the number of shares of Parent Common Stock issuable in exchange for shares of Company Capital Stock and upon the exercise of Company Options.

                  (h) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices per share of Parent Common Stock (as quoted on the Nasdaq National Market and reported in the Wall Street Journal) for the ten (10) consecutive trading days ending immediately prior to the Closing Date (hereinafter referred to as the "Designated Parent Stock Price").

         1.7      Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights


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("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock (and cash in lieu of fractional shares of Parent Common Stock) pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares in accordance with Section 1.8.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

         1.8      Surrender of Certificates.

                  (a) Exchange Agent. Prior to the Effective Time, Parent shall designate Boston Equiserve (or if Boston Equiserve is not willing or able to so act, another United States bank or trust company reasonably acceptable to the Company) to act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate amount of cash and the aggregate number of shares of Parent Common Stock payable or issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock; provided, however, that, on behalf of the holders of Company Common Stock, and pursuant to the Escrow Agreement, Parent shall deposit the Escrow Shares with the Escrow Agent out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (including certificates for shares of Preferred Stock which have been converted to shares of Company Common Stock but for which new certificates have not been issued) whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the


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

Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited with the Escrow Agent on such holder's behalf pursuant to Section 1.6 and Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof and the Escrow Agreement, Parent shall cause to be delivered to the Escrow Agent, on behalf of the holders of Certificates, a certificate or certificates representing the Escrow Shares which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited with the Escrow Agent as set forth in
Section 8.2 and the Escrow Agreement and shall be available to reimburse Parent as provided in Article VIII and the Escrow Agreement. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock (including Certificates for shares of Preferred Stock which have been converted to shares of Company Common Stock but for which new certificates have not been issued) will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                  (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent


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

Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued by Parent upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange in lieu of such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (ii) qualify for accounting treatment as a "pooling of interests."

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent and Merger Sub as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed has had or could be reasonably expected to have a Material Adverse Effect (as defined below) on the Company. For purposes of this Agreement, a "Material Adverse Effect" shall mean, with respect to Parent on the one hand and the Company on the other hand, the result of one or more events, occurrences, changes or effects which, individually or in the aggregate, has had or could be reasonably expected to have a material adverse effect or impact on the business, assets (including intangible assets), results of operations or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby. The Company has delivered a true and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date, to Parent.

         2.2      Subsidiaries.

                  (a) Except as set forth on Schedule 2.2 of the written disclosure schedules delivered by the Company to Parent concurrently with the execution of this Agreement (the "Company Schedules"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person. The Persons set forth on Schedule 2.2 of the Company Schedules are sometimes herein referred to individually as a "Subsidiary" and collectively as the "Subsidiaries."

                  (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (to the extent such concepts are applicable), and has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed has had or could be reasonably expected to have a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of the Certificate of Incorporation and By-Laws (or comparable documents) of each of the Subsidiaries, each as amended to date, to Parent.

                  (c) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options or other rights to acquire from the Company or any Subsidiary, or to cause the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         2.3      Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock, of which 2,696,667 shares are issued and outstanding, and (ii) 11,100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which (y) 5,500,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and of which 5,471,465 shares are issued and outstanding, (z) 2,920,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), and of which 2,800,000 shares are issued and outstanding. No shares of Company Common Stock or Preferred Stock are held in the Company's treasury. The Company Common Stock and Preferred Stock is held of record by the Persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a) of the Company Schedules. There are not more than 35 holders of record of Company Capital Stock that are not accredited investors (as that term is defined in Regulation D promulgated under the Securities Act). All of the outstanding shares of Preferred Stock will have converted into shares of Company Common Stock on a one share of Preferred Stock for one share of Company Common Stock basis prior to the Effective Time (the "Conversion"). As of the Effective Time, there will be no issued and outstanding shares of Preferred Stock or options to purchase Preferred Stock other than the Unvested Preferred Options. The Conversion was properly authorized by all necessary action of the Company and the holders of Preferred Stock, including any actions required pursuant to the Company's Certificate of Incorporation, By-Laws and/or agreements and instruments relating to the Preferred Stock. All of the outstanding (x) options to purchase Series A Preferred Stock and Series B Preferred Stock (the "Preferred Options") and (y) warrants to purchase Series B Preferred Stock (the "Warrants") shall have been exercised at or prior to the Effective Time other than the Unvested Preferred Options. The Warrants are exercisable for an aggregate of 120,000 shares of Series B Preferred Stock. The Preferred Options are exercisable for an aggregate of 28,535 shares of Series A Preferred Stock. As of the Effective time, there will be no outstanding Warrants or Preferred Options other than the Unvested Preferred Options. Schedule 2.3(a) of the Company Schedules also indicates for each Company stockholder whether any shares of Company Common Stock or Preferred Stock held by such stockholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or By-Laws of the Company or any agreement to which the

Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Certificate of Incorporation of the Company. All issued and outstanding shares of Company Common Stock and Preferred Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws. There are no shares of Company Capital Stock other than as set forth on Schedule 2.3(a) of the Company Schedules. The optionholders executing the Option Exercise Agreement have properly executed such agreements and do not have the right to receive any Parent Common Stock in the Merger other than as specified in such agreements.

                  (b) The Company has reserved 1,930,288 shares of Company Common Stock for issuance to employees and consultants pursuant to the Option Plans, of which (i) 1,813,278 shares of Company Common Stock are subject to outstanding, unexercised options, (ii) none of the shares are subject to outstanding unexercised Purchase Rights (as defined below) and (iii) 62,899 shares of Company Common Stock remain available for future grant. Schedule 2.3(b) of the Company Schedules sets forth each outstanding Company Option, including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement. Except for the Company Options, the Preferred Stock and the agreements set forth on Schedule 2.3(b) of the Company Schedules, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to
(i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Common Stock or Preferred Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement (collectively, "Purchase Rights"). All issued and outstanding Company Options have been offered, issued and delivered in compliance with applicable federal and state securities laws. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock. Upon the assumption by Parent of the outstanding Company Options as set forth in
Section 1.6(e), all of such Company Options shall be exercisable solely for shares of Parent Common Stock as set forth in Section 1.6(e). The assumption of the Company Options and the Option Plans by Parent as set forth in Section 1.6(e) does not conflict with or violate the provisions of any Option Plan or any stock option or other agreement or instrument relating to or governing any Company Option and no consent or approval of, or notice to, any Person is required in connection with such assumption.

         2.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and, subject only to the requisite approval of the Merger and the terms of this Agreement and the Escrow Agreement by the

Company's stockholders, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The only vote required of the Company's stockholders to duly approve the Merger and the terms of this Agreement and the Escrow Agreement is the affirmative vote at a meeting duly called and held for such purpose of such number of shares as would constitute as of the record date for such meeting (a) a majority of the outstanding shares of Company Common Stock, (b) a majority of the outstanding shares of Company Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Company Common Stock into which such share of Preferred Stock could be converted on the record date for the vote, which is one share of Company Common Stock for each share of Preferred Stock) and (c) two-thirds of the outstanding shares of Preferred Stock. No vote or other action is required to be taken by or on behalf of the Subsidiaries to duly approve the Merger or the terms of this Agreement and the Escrow Agreement. The execution and delivery of this Agreement and the Escrow Agreement and, subject only to the approval of the Merger and this Agreement and the Escrow Agreement by the Company's stockholders, the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Merger, the Escrow Agreement and the other transactions contemplated by this Agreement and the Escrow Agreement and (iii) resolved to recommend to the stockholders of the Company that they adopt and approve this Agreement, the Escrow Agreement the Merger and all the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Company has complied with, or has taken all actions necessary to render inapplicable, any state takeover statute or similar statute or regulation applicable to the Merger, this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

         2.5 No Conflict. Except as set forth on Schedule 2.5 of the Company Schedules, the execution and delivery of this Agreement and the Escrow Agreement by the Company does not, and the compliance with and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Company will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or By-Laws of the Company or any Subsidiary or (ii) any Contract, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Subsidiary or any of its respective properties or assets, except for any conflict that would not have a Material Adverse Effect on the Company.

         2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby and thereby, except for
(i) the filing of the Certificate of Merger and required certificates with the Delaware Secretary of State and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.6 of the Company Schedules.

         2.7 Company Financial Statements. The Company has previously delivered to Parent the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1997 and the related audited consolidated statements of operations and changes in stockholders' equity and cash flows for each of the years ended December 31, 1998 and December 31, 1997 (the "Company Audited Financial Statements"). The Company Audited Financial Statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and their results of operations and changes in stockholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods then ended. The Company has also previously delivered to Parent the unaudited consolidated statement of operations of the Company and its Subsidiaries for the year ended December 31, 1999 and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 (the "Balance Sheet Date") (collectively, the "Company Unaudited Financial Statements"). The consolidated balance sheet included in the Company Unaudited Financial Statements (including any related notes) (the "Company Balance Sheet") presents fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the Balance Sheet Date and the consolidated statement of operations included in the Company Unaudited Financial Statements (including any related notes) fairly present the results of operations of the Company and its Subsidiaries for the year ended December 31, 1999, in each case in accordance with GAAP (consistently applied), and in each case reflect all normal, recurring audit adjustments.

         2.8      No Undisclosed Liabilities. Except as set forth in Schedule
2.8 of the Company Schedules, neither the Company nor any Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been fully disclosed, reflected or reserved against in the Company Balance Sheet or the Company Audited Financial Statements or (ii) has not arisen in the ordinary course of the Company's business consistent with past practices since December 31, 1999, in each case which has had or could be reasonably expected to have a Material Adverse Effect on the Company.

         2.9 No Changes. Except as set forth in Schedule 2.9 of the Company Schedules, since the Balance Sheet Date through and including the date hereof there has not been, occurred or arisen any:

                  (a) transaction or action or failure to act by the Company or any Subsidiary except in the ordinary course of business as conducted on the Balance Sheet Date and consistent with past practices;

                  (b) amendments or changes to the Certificate of Incorporation or By-Laws (or other comparable document) of the Company or any Subsidiary;

                  (c) capital expenditure or capital commitment by the Company or any Subsidiary of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

                  (d) destruction of, significant damage to or loss of any material assets, business or customer of the Company or any Subsidiary (whether or not covered by insurance);

                  (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company or any Subsidiary, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Subsidiary;

                  (g) revaluation by the Company or any Subsidiary of any of its respective assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock or Subsidiary Securities, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any Company Capital Stock or Subsidiary Securities, other than dividends by any wholly-owned Subsidiary to the Company;

                  (i) increase in the salary or other compensation payable or to become payable by the Company or any Subsidiary to any of its respective officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options or Subsidiary Securities held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or any Subsidiary, of a bonus or other additional salary or compensation to any such Person;

                  (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Subsidiary is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Subsidiary is a party or by which it or any of its assets is bound except in the ordinary course of business and consistent with past practices;

                  (k) sale, lease, license or other disposition of any of the assets or properties of the Company or any Subsidiary, or creation of any lien or security interest in such assets or properties, except in the ordinary course of business and consistent with past practices;

                  (l) loan by the Company or any Subsidiary to any Person, incurrence by the Company or any Subsidiary of any indebtedness, guarantee by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guarantee of any debt securities of others except for advances to employees for travel and business expenses or extensions of trade credit to customers in the ordinary course of business on customary terms and consistent with past practices;

                  (m) waiver or release of any right or claim of the Company or any Subsidiary, including any write-off or other compromise of any account receivable of the Company or any Subsidiary except in the ordinary course of business and consistent with past practices;

                  (n) commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or any Subsidiary or its respective affairs;

                  (o) (i) sale by the Company or any Subsidiary of any "Company Intellectual Property" (as defined in Section 2.14 below) or the entering into of any license agreement (other than customer agreements or end-user license agreements entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any Person or with respect to the "Intellectual Property" (as defined in Section 2.14 below) of any Person, (ii) the purchase or other acquisition of any Intellectual Property (other than Commercial Software Rights) or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property (other than Commercial Software Rights) of any Person or (iii) the change in pricing or royalties set or charged by the Company or any Subsidiary to its respective customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company or any Subsidiary;

                  (p) except as set forth on Schedule 2.3(b) of the Company Schedules, issuance or sale by the Company or any Subsidiary of any Company Capital Stock, Subsidiary Securities or Purchase Rights or any amendment of any existing equity arrangement;

                  (q) event, occurrence, change, effect or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on the Company; or

                  (r) agreement by the Company or any Subsidiary or any officer or, to the Company's knowledge, employee thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.10     Tax and Other Returns and Reports.

                  (a)      Definitions.

                            (i)     For the purposes of this Agreement, "Tax"
or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property or other tax of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

                           (ii)     For the purposes of this Agreement, "Tax
Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

                           (iii)    For the purposes of this Agreement, "Tax
Authority" means any governmental authority responsible for the imposition of any Tax.

                  (b)      Tax Returns and Audits.  Except as set forth in
Schedule 2.10(a) of the Company Schedules:

                           (i)      The Company and the Subsidiaries have timely
filed all Tax Returns required to be filed. All Tax Returns filed by the Company and the Subsidiaries are true, correct and complete in all material respects and have been completed in accordance with applicable law. None of the Tax Returns filed or required to be filed by the Company and its Subsidiaries contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

                           (ii)     Each of the Company and the Subsidiaries:
(A) has timely paid or accrued all Taxes it is required to pay or accrue (whether or not shown as due on any Tax Return) and (B) has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii)    Neither the Company nor any Subsidiary has
been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney has been granted by the Company or its Subsidiaries, and is currently in force, with respect to any matter relating to Taxes. All elections with respect to Taxes affecting the Company and its Subsidiaries, as of the date hereof, are set forth in the Tax Returns furnished to Parent, other than any elections which are not required to be included in the Tax Returns, copies of which have been made available to Parent.

                           (iv)     None of the Tax Returns filed by the Company
or any Subsidiary or Taxes payable by the Company or any Subsidiary have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or threatened. Neither the Company nor any Subsidiary has taken any action that would have the effect of deferring any material liability for Taxes of the Parent or its Subsidiaries from any Tax period ending at or before the Effective Time to any Tax period thereafter.

                           (v)      Neither the Company nor any Subsidiary has
any liability for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any Subsidiary has incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business consistent with past practice.

                           (vi)     There are (and as of immediately following
the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company or any Subsidiary relating to or attributable to Taxes.

                           (vii)    There is no reasonable basis for the
assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary.

                           (viii)   None of the assets of the Company or any
Subsidiary are treated as "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

                           (ix)     Except as set forth on Schedule 2.10(b) of
the Company Schedules, there is no contract, agreement, plan or arrangement to which the Company or any Subsidiary is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), 404 or 162(m) of the Code.

                           (x)      Neither the Company nor any Subsidiary has
filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

                           (xi)     Neither the Company nor any Subsidiary is a
party to a tax sharing or allocation agreement nor does the Company or any Subsidiary owe any amount under any such agreement.

                           (xii)    Neither the Company nor any Subsidiary is,
nor has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xiii)   The Company's and each Subsidiary's tax
basis in its respective assets for purposes of determining its respective future amortization, depreciation and other federal income Tax deductions is accurately reflected on the tax books and records of the Company and the Subsidiaries.

                           (xiv)    No adjustment relating to any Tax Return
filed by the Company or any Subsidiary has been proposed formally or informally by any Tax Authority to the Company, any Subsidiary or any representative thereof which was not resolved more than three years ago to the satisfaction of the relevant Tax Authority.

                           (xv)     Neither the Company nor any Subsidiary has
agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement.

                           (xvi)    Schedule 2.10(b) of the Company Schedules
sets forth each state, county, local, municipal or foreign jurisdiction in which the Company and each Subsidiary (i) files, is required or has been required to file Tax Returns relating to state and local income, franchise, license, excise, net worth property and sales and use Taxes or (ii) is or has been liable for any Taxes on a "nexus" basis at any time for Tax periods ending after December 31, 1994.

                           (xvii)   Except as set forth on Schedule 2.10(b) of
the Company Schedules, neither the Company nor any Subsidiary has, nor has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

                           (xviii)  Neither the Company nor any Subsidiary has
ever been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any Subsidiary has any net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

                           (xix)    Neither the Company nor any Subsidiary has
constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger contemplated by this Agreement.

                           (xx)     Neither the Company nor any Subsidiary is a
party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                           (xxi)    Parent will not incur any withholding Tax
liability in connection with the transactions contemplated by this Agreement. Neither Parent, the Company nor any Subsidiary will incur any transfer Tax liability by reason of the transactions contemplated by this Agreement.

                           (xxii)   Neither the Company nor any Subsidiary has
taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.11 Restrictions on Business Activities. Except as set forth in confidentiality agreements and non-disclosure agreements entered into in the ordinary course of business, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary which has had or could be reasonably expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary or the conduct of business by the Company or any Subsidiary. Without limiting the foregoing and except as set forth on Schedule 2.11 of the Company Schedules, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its respective products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12     Title to Properties; Absence of Liens and Encumbrances.

                  (a) Neither the Company nor any Subsidiary owns any real property, nor has ever owned any real property. Schedule 2.12(a) of the Company Schedules sets forth a list of all real property currently leased by the Company or any Subsidiary, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default by the Company as defined in such leases (or event which with notice or lapse of time, or both, would constitute a default in any material respect). Neither the operations of the Company, nor the operations of any Subsidiary, on such real property, nor to the knowledge of the Company, such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

                  (b) The Company and each of the Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its respective tangible properties and assets, real, personal and mixed, used or held for use in its respective business, free and clear of any Liens, except as reflected in the Company Audited Financial Statements and such Liens, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                  (c) All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company or any Subsidiary are (i) adequate for the conduct of the business of the Company and the Subsidiaries as currently conducted and as proposed to be conducted and (ii) in good operating condition, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

                  (d) Neither the Company nor any Subsidiary has sold or otherwise released for distribution any of its respective customer files and other customer information relating to the current and former customers of the Company and the Subsidiaries (the "Company Customer Information"). Except for information as provided to sales representatives (which information is subject to a customary non-disclosure agreement), no Person other than the Company and the Subsidiaries possesses any claims or rights with respect to use of the Company Customer Information.

         2.13 Governmental Authorization. Schedule 2.13 of the Company Schedules accurately lists each consent, license, permit, grant or other authorization issued to the Company or any Subsidiary by a Governmental Entity
(i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its respective properties or (ii) which is required for the operation of its respective business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and the Subsidiaries to operate or conduct their businesses or hold any interest in their respective properties or assets except for Company Authorizations the absence or invalidity of which has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

         2.14 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

                  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

                  "Commercial Software Rights" shall mean packaged commercially available software programs generally available to the public in any manner which have been licensed to the Company or any Subsidiary pursuant to end-user licenses and which are lawfully used in the business of the Company or any Subsidiary but are in no way a component of or incorporated in any products of the Company or any Subsidiary or any related Company Intellectual Property.

                  "Company Intellectual Property" shall mean any Intellectual Property (other than Commercial Software Rights) that is used in the business of the Company or any Subsidiary as currently conducted and as proposed to be conducted.

                  "Registered Intellectual Property" shall mean all United States and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

                  "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any Subsidiary.

                  (a) Schedule 2.14(a) of the Company Schedules sets forth a complete list of all Company Registered Intellectual Property and specifies the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company or any Subsidiary and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.

Schedule 2.14(a) of the Company Schedules also sets forth a complete list of any requests the Company or any Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made.

                  (b) Schedule 2.14(b) of the Company Schedules sets forth a complete list of all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company, any Subsidiary or any other Person is authorized to use any Company Intellectual Property, and includes the date thereof and identity of all parties thereto.

                  (c) Schedule 2.14(c) of the Company Schedules sets forth any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any Subsidiary (other than licenses of Commercial Software Rights) and includes the date thereof and identity of all parties thereto.

                  (d) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or any Subsidiary to be in violation or default in any material respect under any license, sublicense or agreement listed on Schedule 2.14(b) of the Company Schedules or Schedule 2.14(c) of the Company Schedules, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                  (e) Neither the Company nor any Subsidiary has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim or any infringement liability with respect to, or infringement or violation by, the Company or any Subsidiary of any Intellectual Property of another. No Company Intellectual Property or product of the Company or any Subsidiary is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing of products by the Company or any Subsidiary.

                  (f) Each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

                  (g) The Company is the sole and exclusive owner or licensee of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and neither the Company nor any Subsidiary is contractually obligated to pay any compensation (other than licensing fees and royalties set forth in the applicable license) to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. Except as set forth on Schedule 2.14(g) of the Company Schedules, no Company Intellectual Property is subject to any restrictions with respect to its use, modification or distribution. Neither the Company nor any Subsidiary uses nor is licensed to use, and none of its respective products include or incorporate, (i) any software distributed free of charge on a trial basis for which a paid license would be required and has not been obtained for commercial distribution or (ii) any software whose ownership has been retained by a third party who controls its distribution.

                  (h) To the extent that any material Company Intellectual Property has been developed or created by a third party for the Company or any Subsidiary, the Company or such Subsidiary has a written agreement with such third party with respect thereto, and the Company or such Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                  (i) Neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

                  (j) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. Each of the Company and the Subsidiaries is in material compliance with, and has not breached any term of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and the Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and the Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any Subsidiary would otherwise be required to pay.

                  (k) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any Person, nor are there any valid grounds for any bona fide claims or infringement liability (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company or any Subsidiary infringes on or misappropriates any Intellectual Property or constitutes unfair competition or trade practices under the laws of any jurisdiction; (ii) against the use by the Company or any Subsidiary of any Intellectual Property used in the business of the Company or any Subsidiary as currently conducted; or (iii) challenging the ownership by the Company or any Subsidiary, validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company or any Subsidiary.

                  (l) Each of the Company and the Subsidiaries has taken reasonable steps to protect the Company's and the Subsidiaries' respective rights in the Company's and the Subsidiaries' respective confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any Subsidiary, and, without limiting the foregoing, the Company and each of the Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/nondisclosure agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company and the Subsidiaries have executed such an agreement.

                  (m) None of the Company's nor any Subsidiary's professional services agreements with customers, agreements with merchants, agreements with outside consultants for the performance of professional services on the Company's, any Subsidiary's or customers' behalf, nor any agreement or license with any end user or reseller of the Company's or any Subsidiary's products, confers upon any party other than the Company or any Subsidiary any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.

                  (n) Neither the Company nor any Subsidiary has breached or violated the terms of any license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company and each of the Subsidiaries has a valid right to use such Commercial Software Rights under such licenses and agreements. Neither the Company nor any Subsidiary is nor will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any Person against the Company or any Subsidiary, nor to the knowledge of the Company are there any valid grounds for any bona fide claims
(i) to the effect that the use of any product as now used by the Company or any Subsidiary infringes on any Intellectual Property, (ii) against the use by the Company or any Subsidiary of any Company Intellectual Property or (iii) challenging the validity or effectiveness of any of the rights of the Company or any Subsidiary to use Commercial Software Rights. There is no unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company, any Subsidiary or any employee or former employee thereof. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company or any Subsidiary.

         2.15     Year 2000 Compliance.

                  (a) Company Products. Each product manufactured, sold, licensed, leased or delivered by the Company or any Subsidiary (the "Company Products") and, to the Company's knowledge, each product used by the Company or any Subsidiary in connection with operations of the Company's or any Subsidiary's business as presently conducted (the "Third Party Products"), is designed to be used without defect prior to, during, and after the calendar year 2000 A.D. The Company Products and, to the Company's knowledge, the Third Party Products, will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century. Without limiting the generality of the foregoing, the Company further represents and warrants that the Company Products and, to the Company's knowledge, the Third Party Products, (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) include Year 2000 Capabilities. For purposes of this Section 2.15, "Year 2000 Capabilities" means that (i) a product will manage, calculate, sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) all date-related user interface functionalities and data fields associated with a product include the indication of century; and (iii) all date-related data interface functionalities associated with a product include the indication of century.

                  (b) Internal Operating Systems and Licensed Third Party Software. Each of the Company and the Subsidiaries has audited its respective internal accounting and operating systems and licensed third party software and, to the Company's knowledge, those systems and licensed third party software include Year 2000 Capabilities.

         2.16 Product Warranties; Defects; Liabilities. Each Company Product has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. Neither the Company nor any Subsidiary has any liability or obligation (and to the Company's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Subsidiary giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.16 of the Company Schedules, no Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Schedule 2.16 of the Company Schedules includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's and the Subsidiaries' standard forms of merchant agreements, portal agreements and professional services agreements.

         2.17     Contracts.

                  (a) Except as set forth on Schedule 2.17(a) of the Company Schedules, neither the Company nor any Subsidiary has, is a party to or is bound by:

                           (i)      any collective bargaining agreements,

                           (ii)     any employment or consulting agreement,
contract or commitment with any officer, director, employee or member of the Company's or any Subsidiary's Board of Directors,

                           (iii)    any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                           (iv)     any employment or consulting agreement with
an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company or any Subsidiary,

                           (v)      any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (vi)     any fidelity or surety bond or completion
bond,

                           (vii)    any lease of personal property having a
value individually in excess of $25,000 or which is not cancelable by the Company or a Subsidiary without penalty within sixty (60) days,

                           (viii)   any agreement of indemnification or guaranty
other than customer agreements entered into in the ordinary course of business,

                           (ix)     any agreement containing any covenant
limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any Person,

                           (x)      any agreement relating to capital
expenditures and involving future payments in excess of $25,000,

                           (xi)     any agreement relating to the disposition or
acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business,

                           (xii)    any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof, other than extensions of trade credit on customary terms in customer agreements entered into in the ordinary course of business,

                           (xiii)   any purchase order or contract involving
$25,000 or more,

                           (xiv)    any construction contracts,

                           (xv)     any dealer, distribution, joint marketing
(including any pilot program), development, content provider, destination site or sales representative agreement,

                           (xvi)    any agreement pursuant to which the Company
or any Subsidiary has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements,

                           (xvii)   any original equipment manufacturer, value
added, remarketer or other agreement for distribution of the Company's or any Subsidiary's products or services, or the products or services of any other Person,

                           (xviii)  any agreement pursuant to which the Company
or any Subsidiary has advanced or loaned any amount to any stockholder of the Company or any Subsidiary or any director, officer, employee, or consultant other than business travel advances in the ordinary course of business consistent with past practice,

                           (xix)    any client service agreements or customer
support agreements, or

                           (xx)     any other agreement that involves $25,000 or
more and is not cancelable by the Company or a Subsidiary without penalty within sixty (60) days and any other agreement that is not cancelable by the Company or a Subsidiary without penalty within one (1) year.

                  (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all set forth in Schedule 2.17(b) of the Company Schedules, neither the Company nor any Subsidiary has breached, violated or defaulted under in any material respect, or received notice that it has breached, violated or defaulted under in any material respect, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.17(a) of the Company Schedules, Schedule 2.14(b) of the Company Schedules or Schedule 2.14(c) of the Company Schedules (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.17(b) of the Company Schedules, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any Subsidiary pursuant thereto.

         2.18 Change of Control Payments. Schedule 2.18 of the Company Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of or consultants to the Company or any Subsidiary as a result of or in connection with the Merger.

         2.19     Interested Party Transactions. Except as set forth on Schedule
2.19 of the Company Schedules, to the Company's knowledge, no officer, director or Affiliate of the Company or any Subsidiary has or has had, directly or indirectly, (i) an economic interest in any Person which furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section
2.19. There are no receivables of the Company or any Subsidiary owing by any director, officer, employee, or consultant to the Company or any Subsidiary (or any ancestor, sibling, descendant, or spouse of any such Persons, or any Person in which any of such Persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's or any Subsidiary's established employee reimbursement policies and consistent with past practice). None of the stockholders of the Company or any Subsidiary has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company or any Subsidiary.

         2.20 Compliance with Laws. Each of the Company and the Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, ordinance, law, rule or regulation or any judgment, order or injunction except for violations that would not have a Material Adverse Effect on the Company.

         2.21 Litigation. There is no action, suit, claim or proceeding of any nature pending or to the Company's knowledge threatened against the Company or any Subsidiary, its respective properties or any of its respective officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, its respective properties or any of its respective officers, directors or employees by or before any Governmental Entity. To the Company's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its respective operations as presently or previously conducted.

         2.22 Insurance. Schedule 2.22 of the Company Schedules sets forth a complete list of all insurance policies and fidelity bonds covering the respective assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Subsidiaries. There is no claim by the Company, any Subsidiary or any Company Employee Plan pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and each of the Subsidiaries is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.23     Books and Records.

                  (a) The books, records and accounts of the Company and the Subsidiaries (i) are accurate and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the respective assets of the Company and the Subsidiaries and
(iii) accurately and fairly reflect the basis for the Company Unaudited Financial Statements.

                  (b) The Company and each of the Subsidiaries has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the respective books and records of the Company and the Subsidiaries is compared with the existing assets at reasonable intervals in connection with the preparation of annual audits of the Company's consolidated financial statements and appropriate action is taken with respect to any differences.

                  (c) The respective minute books of the Company and the Subsidiaries have been made available to counsel for Parent and are the only minute books of the Company and the Subsidiaries and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the respective times of incorporation of the Company and the Subsidiaries.

         2.24     Environmental Matters.

                  (a) Hazardous Material. Neither the Company nor any Subsidiary has: (i) operated any underground storage tanks at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased; or (ii) released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the actions of the Company or any Subsidiary, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. Neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company and each of the Subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's and the Subsidiaries Hazardous Material Activities and other businesses of the Company and the Subsidiaries as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No action, proceeding, investigation, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. The Company is not aware of any fact or circumstance which could reasonably be expected to involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any environmental liability.

         2.25     Brokers' and Finders' Fees. Except as set forth on Schedule
2.25 of the Company Schedules, neither the Company nor any Subsidiary has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.25 of the Company Schedules are copies of any written agreements and the summary of terms for any oral agreements with respect to such fees.

         2.26     Employee Matters and Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.26(a)(i) below (such definition shall only apply to this Section 2.26), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "Affiliate" shall mean any other Person
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                           (ii)     "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (iii)    "Company Employee Plan" shall refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate or for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv)     "DOL" shall mean the United States
Department of Labor.

                           (v)      "Employee" shall mean any current, former,
or retired employee, officer, or director of the Company or any Affiliate;

                           (vi)     "Employee Agreement" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                           (vii)    "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (viii)   "FMLA" shall mean the Family Medical Leave
Act of 1993, as amended;

                           (ix)     "IRS" shall mean the Internal Revenue
Service;

                           (x)      "Multiemployer Plan" shall mean any "Pension
Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                           (xi)     "Pension Plan" shall refer to each Company
Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Schedule 2.26(b) of the Company Schedules contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any Affiliate has any stated plan or commitment to establish or enter into any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), nor any intention or commitment to do any of the foregoing.

                  (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with any applicable summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all material written agreements and contracts relating to each Company Employee Plan or its related trust; (viii) all communications material to any Company Employee Plan and any proposed Company Employee Plans or any Employee's participation thereunder, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or the Company Employee Plan; (ix) the most recent COBRA forms and related notices; (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xi) 401(k) discrimination tests, if any, for each Company Employee Plan for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses, if any, prepared in connection with each Company Employee Plan.

                  (d)      Employee Plan Compliance. Except as set forth on
Schedule 2.26(d) of the Company Schedules, (i) the Company and each Affiliate has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination or opinion, letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for and obtain such a letter; (iii) to the best of the Company's knowledge, no non-exempt "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and
(v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or
Section 4975 through 4980D of the Code.

                  (e) Pension Plans. The Company and each Affiliate does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) No Post-Employment Obligations. Except as set forth in Schedule 2.26(g) of the Company Schedules, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                 (h) COBRA. Neither the Company nor any Affiliate has, prior to the Closing Date, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of the California Family Rights Act applicable to its Employees.

                 (i)       Effect of Transaction. Except as provided in Section
1.6 of this Agreement or as set forth on Schedule 2.26(i) of the Company Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j) Employment Matters. Schedule 2.26(j) of the Company Schedules lists all current officers, directors and employees of the Company and each Affiliate. The Company and each Affiliate (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on Schedule 2.26(j) of the Company Schedules, there are no pending, reasonably anticipated or, to the Company's knowledge, threatened claims or actions against the Company or any Affiliate under any workers compensation policy or long-term disability policy. Each Person who is acting or has acted as a consultant or service provider to the Company or any Affiliate is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company or any Affiliate. Schedule 2.26(j) of the Company Schedules also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

                  (k) Labor. No work stoppage or labor strike against the Company or any Affiliate is pending or, to the Company's knowledge, threatened. Neither the Company nor any Affiliate is involved in or, to the Company's knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, could, individually or in the aggregate, result in any liability to the Company or any Affiliate. Neither the Company nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which could, individually or in the aggregate, directly or indirectly result in any liability to the Company or any Affiliate. To the Company's knowledge, there are no activities or proceedings of any labor union to organize any Employees. Neither the Company nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any Affiliate.

                  (l) No Interference or Conflict. To the Company's knowledge, no officer, employee or consultant of the Company or any Affiliate is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or any Affiliate or that would interfere with the Company's or any Affiliate's business. To the Company's knowledge, none of the execution, delivery or performance of this Agreement by the Company, nor the carrying on of the Company's or any Affiliate's respective business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or any Affiliate's respective business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.27 Bank Accounts. Schedule 2.27 of the Company Schedules constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company and each Subsidiary, the number of each such account or box, and the names of the Persons authorized to draw on such accounts or to access such boxes.

         2.28 Affiliate Agreements. Schedule 2.28 of the Company Schedules sets forth those Persons who are "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and Accounting Series Releases 130 and 135, as amended, of the SEC (each such Person an "Affiliate"). The Company has delivered to Parent, concurrently with the execution of this Agreement, from each of its Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B.

         2.29 Pooling of Interests. Neither the Company nor any of its Affiliates or Subsidiaries has taken or agreed to take any action which could materially affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests."

         2.30 Liabilities. The indebtedness of the Company and its Subsidiaries existing on the Closing Date will not exceed $3,300,000.

         2.31 Representations Complete. None of the representations or warranties made by the Company in this Agreement, nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub jointly and severally represents and warrants to the Company and the stockholders of the Company as follows:

         3.1 Organization of Parent and Merger Sub. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified has had or could be reasonably expected to have a Material Adverse Effect on Parent.

         3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement by Parent and Merger Sub does not, and the compliance with and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Articles of Organization or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, the breach, violation, default, termination or forfeiture of which could be reasonably expected to have a Material Adverse Effect on Parent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger and required certificates with the Secretary of State of the State of Delaware, (ii) filings, consents and approvals of or with the Nasdaq National Market ("Nasdaq"), or (iii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

         3.3 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

         3.4      SEC Filings; Parent Financial Statements.

                  (a) Parent has filed all forms, reports, and documents required to be filed by Parent with the SEC pursuant to the Exchange Act and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the Effective
Time) are referred to herein as the "Parent SEC Reports." As of their respective filing dates, the Parent SEC Reports (i) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto) included in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Effective Time (the "Parent Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented, in all material respects, the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments).

         3.5 Parent Capital Structure. The authorized capital stock of Parent consists of 1,000,000 share of preferred stock, par value $.01 per share (the "Parent Preferred Stock"), none of which shares are issued and outstanding, and 50,000,000 shares of Parent Common Stock, of which, as of December 31, 1999, (a) 14,406,192 shares were issued and outstanding (excluding treasury shares) and (b) 6,026,786 shares were reserved for issuance pursuant to Parent's stock option and stock purchase plans (collectively, the "Parent Options"). Except for the Parent Option and the Parent Preferred Stock, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Parent Common Stock.

         3.6 Affiliate Agreements. Schedule 3.7 of the Parent Schedules sets forth those Persons who are Affiliates of Parent (each such Person a "Parent Affiliate"). Parent will deliver at Closing from each Parent Affiliate, an executed Affiliate Agreement in the form attached hereto as Exhibit D.

         3.7 Merger Sub. Merger Sub was formed solely by Parent for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby.

         3.8 Litigation. Except as disclosed in the Parent SEC Reports, there is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of Parent, threatened against or involving Parent which, if determined adversely to Parent, could have a Material Adverse Effect on Parent.

                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION

         4.1      Securities Act Exemption. Subject to the provisions of Section
4.3 hereof, the Parent Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Act in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

         4.2 Restrictions Regarding Securities Law Matters. Each stockholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Common Stock held by such stockholder, shall be bound by the following provisions:

                  (a) Such stockholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

                  (b) Such stockholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the stockholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

         4.3      Registration Statement.

                  (a) If requested in writing by the Securityholder Agent pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit E, Parent shall file a Registration Statement on Form S-3 under the Securities Act for the purpose of registering under the Securities Act the resale of shares of Parent Common Stock (the "Registration Statement") to be received in the Merger. The terms and conditions of such registration shall be governed by the Registration Rights Agreement attached hereto as Exhibit E.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to, and shall cause each of the Subsidiaries to, carry on its business in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business or any Subsidiary or its business. By way of amplification and not limitation, except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Parent:

                  (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options, Company Capital Stock or Subsidiary Securities subject to vesting, or reprice Company Options or Subsidiary Securities or authorize cash payments in exchange for any such outstanding options;

                  (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $15,000;

                  (c) Modify, amend or terminate any material contract or agreement to which the Company or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (d) Transfer to any person or entity any rights to the Company Intellectual Property (other than pursuant to end-user licenses granted to customers of the Company or any Subsidiary in the ordinary course of business);

                  (e) Enter into (except in the ordinary course of business and consistent with past practices) or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or any Subsidiary;

                  (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

                  (g) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

                  (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

                  (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock or Company Options, except repurchases of unvested shares of Company Capital Stock at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

                  (j) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock, Purchase Rights or Subsidiary Securities (except for the issuance of any Company Common Stock upon exercise or conversion of presently outstanding Company Options or Preferred Stock);

                  (k) Cause or permit any amendments to its Certificate of Incorporation or By-Laws or any equivalent documents of any Subsidiary;

                  (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any Person or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $10,000 in the case of a single transaction or in excess of $25,000 in the aggregate;

                  (m) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                  (n) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary or guarantee any debt securities of others;

                  (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other Employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

                  (p) Adopt or amend any Company Employee Plan, or enter into any Employee Agreement, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or Employee, or increase the salaries or wage rates of its Employees;

                  (q) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's or any Subsidiary's directors, officers or key Employees;

                  (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (s) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Balance Sheet (or the notes thereto) or that arose in the ordinary course of business subsequent to the Balance Sheet Date or expenses consistent with the provisions of this Agreement incurred in connection with the transaction contemplated hereby;

                  (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (u) Enter into any strategic alliance, joint development or joint marketing agreement;

                  (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

                  (w) Take or agree to take any action which would preclude the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests;" or

                  (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants and obligations hereunder.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      Preparation of Information Statement.

                  (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement (the "Information Statement") for use in connection with the Company Stockholders Meeting (as defined in Section 6.2) at which the stockholders of the Company will be asked to approve the terms of this Agreement, the Merger and the transactions contemplated hereby. Parent and the Company shall each use its reasonable best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Information Statement shall not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Company's Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading in any material respect or omits to state any material fact necessary in order to make the statements therein not false or misleading. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing, if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement. Notwithstanding the foregoing, (i) Parent and Merger Sub make no representation or warranty with respect to any information regarding the Company and (ii) the Company makes no representation or warranty with respect to any information regarding Parent or Merger Sub.

                  (b) The Information Statement shall contain a statement that the Board of Directors of the Company has unanimously approved the terms of this Agreement, the Escrow Agreement, the Merger and the other transactions contemplated hereby and thereby and the conclusion of the Board of Directors that the Merger is fair to, and in the best interests of, the Company and its stockholders. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company stockholders approve the terms of this Agreement, the Escrow Agreement, the Merger and the other transactions contemplated hereby and thereby. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

         6.2 Stockholder Approval. The Company shall take all action necessary (i) to convene a meeting of the holders of Company Capital Stock (the "Company Stockholders Meeting") as promptly as practicable following the execution of this Agreement in order to obtain the approval by the Company's stockholders of the Merger, this Agreement, the Escrow Agreement, and the transactions contemplated hereby and thereby and (ii) to solicit the approval of holders of Company Capital Stock of the Merger, this Agreement, the Escrow Agreement, and the transactions contemplated hereby and thereby. The Company shall ensure that stockholder approval is solicited in compliance with the procedural requirements of Delaware Law, the Certificate of Incorporation and By-Laws of the Company. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by Delaware Law, the Company's Certificate of Incorporation and By-Laws to effect the Merger.

         6.3 Access to Information. The Company shall afford Parent and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) the properties, books, contracts, commitments and records of the Company and the Subsidiaries and (b) such other information concerning the business, properties, and personnel of the Company and the Subsidiaries as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.4 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Nondisclosure Agreement, dated as of January 12, 2000 (the "Nondisclosure Agreement"), which Nondisclosure Agreement will continue in full force and effect in accordance with its terms.

         6.5 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by regulatory authority of the National Association of Securities Dealers, Inc. ("NASD") or Nasdaq, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company stockholders pursuant to Section 6.2) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. In the event that Parent is required by law or regulatory authority to make any such disclosure, Parent shall notify the Company prior to making such disclosure and shall use its reasonable best efforts to give the Company an opportunity to comment on such disclosure.

         6.6 Consents. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers, or approvals under any of the

Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 2.6 of the Company Schedules.

         6.7 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement or statements in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) and 1.897-2(h).

         6.8 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or notice to, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         6.9 Reasonable Best Efforts; Additional Documents and Further. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby.

         6.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which has caused or is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.11 Pooling Accounting. Parent and the Company shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests in accordance with GAAP which shall be acceptable to the SEC. Each of Parent and the Company shall use its reasonable best efforts to cause its respective employees, directors, stockholders and Affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP which shall be acceptable to the SEC. Neither

Parent nor the Company shall take any action, either before or after consummation of the Merger, including the acceleration of vesting of any options, stock purchase rights, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to interfere with Parent's ability to account for the Merger as a pooling of interests in accordance with GAAP which shall be acceptable to the SEC. At Closing, each of Arthur Andersen, on behalf of Parent, and KPMG, on behalf of the Company, shall deliver a letter to Parent affirming that firm's unconditional written concurrence with Parent management's and the Company management's conclusions, respectively, that no conditions exist that would preclude Parent from accounting for the Merger as a "pooling of interests" under Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the SEC, if consummated in accordance with this Agreement.

         6.12 Reorganization. It is the intent of the Company, Parent and the Surviving Corporation that this Merger qualify as a tax-free reorganization under Section 368(a) of the Code. Neither Parent nor the Company shall take any action which reasonably would be expected to interfere with the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code. Without limiting the generality of the foregoing, Parent will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

         6.13 Form S-8. Parent shall file a Registration Statement on Form S-8 with the SEC covering the shares of Parent Common Stock issuable to employees of the Company with respect to assumed Company Options no later than 30 days after the Closing Date.

         6.14 Nasdaq National Market Listing. Parent will prepare and file with Nasdaq an additional listing application and use its reasonable best efforts to have the shares of Parent Common Stock issuable in the Merger accepted by Nasdaq for listing on the Nasdaq National Market as soon as practicable after the Effective Time.

         6.15 Blue Sky Laws. Parent shall use its reasonable best efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         6.16 Termination of Agreements. The Company shall take such steps as may be necessary to provide for the termination as of the Closing of the agreements identified on Exhibit F hereto.

         6.17 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will not permit its directors, officers, employees, representatives, investment bankers, agents, or Affiliates to, directly or indirectly (i) initiate, solicit, encourage or entertain any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any "Acquisition Proposal" (as defined herein) by any Person, or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any Subsidiary to, or afford access to the properties, books, or records of the Company or any Subsidiary, or otherwise assist or facilitate, or enter into any agreement or understanding with, any Person (other than Parent and its Affiliates, agents, and representatives) for the purpose of making, or take any other action to facilitate the making, of an Acquisition Proposal or inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal; or (iii) agree to, approve or recommend any Acquisition Proposal or change, withdraw or modify its position with respect to the Merger. For the purposes of this Agreement, "Acquisition Proposal" shall mean any of one following (other than the transactions between the Company, Parent and Merger Sub contemplated hereunder) involving the Company or any Subsidiary: (i) a proposal for any transaction pursuant to which any Person or its Affiliates (a "Third Party") proposes to acquire beneficial ownership of at least ten percent (10%) of the outstanding equity securities of the Company, whether from the Company or pursuant to a tender offer, exchange offer, recapitalization, reorganization or otherwise, (ii) a proposal for any merger, consolidation or other business combination involving the Company pursuant to which any Third Party proposes to acquire beneficial ownership of at least ten percent (10%) of the outstanding equity securities of the Company, or the entity surviving such merger, consolidation or other business combination,
(iii) a proposal for any other transaction or series of related transactions (including any license) pursuant to which any Third Party proposes to acquire control of assets of the Company and its subsidiaries having a fair market value equal to or greater than ten percent (10%) of the fair market value of all of the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will, and will cause its directors, officers, employees, representatives, investment bankers, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and Affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any Person (other than Parent).

         6.18 Employee Benefits/Other Employee Matters. Nothing contained herein will be considered as requiring Parent or the Company to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category. It is specifically understood that continued employment with the Company or employment with Parent is not guaranteed for any employees of the Company and any continuation of employment with the Company after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment. To the extent permitted under Parent's benefit plans and policies, for purposes of determining prior service credit, employees of the Company shall receive credit for the duration of their employment with the Company. The Company shall use its best efforts to cause each employee of the Company to execute and deliver to Parent Concord's standard confidentiality and assignment of inventions agreement in the form attached hereto as Exhibit K.

         6.19 Publication of Financial Results. Parent shall publish its financial results for the quarter ended March 31, 2000 covering at least thirty days of post-Closing combined operations of Parent and the Company as soon as reasonably practicable, but in no event later than May 15, 2000.

         6.20     Indemnification of Directors and Officers of the Company.

         (a) Parent shall not, for a period of three years after the Closing Date, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-Laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time (the "Indemnified Persons"), except for any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

         (b) From and after the Effective Time, Parent agrees to indemnify and hold harmless each Indemnified Person against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective time, to the fullest extent permitted under Delaware law (and Parent shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification). Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without their written consent, which shall not be unreasonably withheld or delayed. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. The terms of this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger, which makes consummation of the Merger illegal.

                  (c) Tax Opinion. The Company shall have received a written opinion from Foley, Hoag & Eliot LLP counsel to the Company, addressed to the Company and the Company's stockholders, in form and substance reasonably satisfactory to Parent and the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

                  (d) No Proceedings or Challenges. No investigation, action, suit or proceeding by any Governmental Entity, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which challenges this Agreement or the Merger or seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

                  (e) Escrow Agreement. Each of Parent, Merger Sub, the Securityholder Agent and State Street Bank, as Escrow Agent, shall have executed and delivered to the Company an Escrow Agreement in substantially the form attached hereto as Exhibit G (the "Escrow Agreement").

         7.2 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the date of this Agreement and shall be so true and correct on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which shall remain so true and correct as of such date), except where the failure to be so true and correct in the aggregate would not have a Material Adverse Effect on Parent, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all covenants, obligations and conditions of this

Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any events, occurrences, changes or effects which, individually or in the aggregate, have had or could be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of Parent and its subsidiaries taken as a whole, excluding any events, occurrences, changes or effects directly resulting from or attributable to general economic conditions or conditions affecting the software development and related services industry generally.

                  (d) Opinion of Accountant. Arthur Andersen, on behalf of Parent, shall have delivered a letter to Parent affirming that firm's unconditional written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, that no conditions exist that would preclude Parent from accounting for the Merger as a "pooling of interests" under Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the SEC, if consummated in accordance with this Agreement.

                  (e) Legal Opinion. The Company shall have received a legal opinion from Testa, Hurwitz & Thibeault, LLP legal counsel to Parent, in substantially the form attached hereto as Exhibit I.

         7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the date of this Agreement and shall be so true and correct on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which shall remain so true and correct as of such date), except where the failure to be so true and correct in the aggregate would not have a Material Adverse Effect on the Company, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

                  (c) Opinion of Accountant. KPMG, on behalf of the Company, shall have delivered a letter to Parent affirming that firm's unconditional written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, that no conditions exist that would preclude Parent from accounting for the Merger as a "pooling of interests" under Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the SEC, if consummated in accordance with this Agreement.

                  (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6 of the Company Schedules.

                  (e) Legal Opinion. Parent shall have received a legal opinion from Foley, Hoag & Eliot LLP legal counsel to the Company, in substantially the form attached hereto as Exhibit H.

                  (f) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any events, occurrences, changes or effects which, individually or in the aggregate, have had or could be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of the Company and its subsidiaries taken as a whole, excluding any events, occurrences, changes or effects directly resulting from or attributable to (i) general economic conditions or conditions affecting the software development and related services industry generally or (ii) the announcement of the proposed acquisition of the Company by Parent.

                  (g) Minimum Stockholder Vote. This Agreement and the Merger shall have been approved by stockholders of the Company holding at least ninety two percent (92%) of the voting power of the shares of outstanding Company Capital Stock.

                  (h) Termination of Agreements. Parent shall have been furnished evidence reasonably satisfactory to it that all agreements referenced on Exhibit F shall have been terminated as of the Closing.

                  (i) FIRPTA Certificates. The Company shall have delivered to Parent a properly executed statement or statements satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably satisfactory to Parent.

                  (j) Non-Competition and Non-Solicitation Agreements and Continued Employment/Standard Concord Employment Agreement. Each of Robert A. Cramer, Leonard J. Guida, James M. Wilson and Lynne Flaherty shall have executed and delivered to Parent an employment agreement or severance agreement substantially in the forms attached hereto as Exhibit J-1, J-2, J-3 and J-4, respectively and each of such persons shall remain in the employment of the Company as of the Closing Date and shall not have provided to Parent or the Company notice of intention to cease employment with the Company or Parent (or of intention not to become employed by Parent).

                  (k) Escrow Schedule. The Company shall have delivered to Parent, in form and substance reasonably acceptable to Parent, the Escrow Schedule as provided in Section 8.2(a).

                  (l) Fully-Diluted Company Share Number. The Company shall have delivered to Parent a schedule setting forth (i) the Fully-Diluted Company Share Number and its components as of immediately prior to the Effective Time and (ii) the fair value of the Unvested Preferred Options and the computations supporting such value, certified by a duly authorized officer of the Company.

                  (m) Resignations. The Company shall have delivered to Parent duly executed resignations, dated the Closing Date, of all directors and officers of the Company other than as specified by Parent.

                  (n) Good Standings. The Company shall have delivered to Parent good standing certificates or the equivalent for the Company and each of its Subsidiaries, dated no earlier than five days before the Closing Date, from the applicable jurisdiction of formation and from each other jurisdiction in which the Company and each of its Subsidiaries is qualified or registered to do business as a foreign corporation.

                  (o) Certificate. The Company shall have delivered to Parent a certificate of the Secretary of the Company certifying as to (a) the incumbency and signatures of the officers of the Company executing this Agreement and the Escrow Agreement, (b) the resolutions adopted by the Board of Directors (or any committee thereof) and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby and adopting this Agreement and the Escrow Agreement in accordance with appropriate provisions of Delaware Law and (c) such other matters as Parent may reasonably request.

                  (p) Audited Financial Statements. The Company shall have delivered to Parent the audited consolidated balance sheets of the Company as of December 31, 1999 and the related audited consolidated statements of operations and changes in stockholders' equity and cash flows for the year ended December 31, 1999, which financial statements shall be in conformity with GAAP applied on a consistent basis.

                  (q) Other. The Company shall have delivered to Parent all other agreements, certificates, instruments, financial statement certifications and documents reasonably requested by Parent in order to fully consummate the Merger.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., Delaware time, on the date which is the one year anniversary of the Closing Date (the "Expiration Date"). All of the covenants and agreements of the parties hereto shall survive the Merger without limitation.

         8.2      Escrow Arrangements.

                  (a) Escrow Fund. At the Effective Time, the Company's stockholders will be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective
Time) without any act on the part of any stockholder. As soon as practicable after the Effective Time, the Escrow Shares, without any act on the part of any Company stockholder, will be deposited with State Street Bank & Trust Company (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. The number of Escrow Shares deposited on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock to which such holder would otherwise be entitled under Sections 1.6(a) and (b) and shall be in the respective share amounts and percentages listed opposite each Company stockholder's name listed in a schedule in form and substance reasonably acceptable to Parent to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). No shares of Parent Common Stock deposited in the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company or the Surviving Corporation. The Escrow Fund shall be available to reimburse Parent and its Affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, agents or Affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy in, or breach of, a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) or (ii) any failure by the Company to perform or comply with any covenant contained herein; provided that claims arising out of an inaccuracy in, or breach of, any representations and warranties or any covenant of the Company contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (Delaware Time) on the Expiration Date. Losses otherwise subject to reimbursement from the Escrow Fund shall be reduced by the amount that Parent or its Affiliates recover as proceeds of insurance in respect of such Losses, net of any cost of collection, deductible, retroactive premium adjustment, reimbursement obligation or other cost directly related to the insurance claim in respect of such Losses. Parent agrees that it will prosecute, and cause its Affiliates to prosecute, claims against its or their respective insurers diligently and in good faith if, in Parent's reasonable judgment, it or an Affiliate has a claim against an insurer for such Losses. Except as otherwise provided herein, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in the Escrow Agreement) identifying Losses, the aggregate amount of which exceed $250,000, have been delivered to the Escrow Agent as provided in the Escrow Agreement and such amount is determined pursuant to the Escrow

Agreement to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $250,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of the Escrow Agreement; and provided, however, that any Losses incurred by Parent as a result of any inaccuracy in, or breach of, Sections 2.3, 2.10, 2.14, 2.15, 2.25 and 2.30 hereof shall be immediately reimbursable to Parent in accordance with this
Article VIII (without regard to the $250,000 minimum threshold for Losses and without counting toward the $250,000 threshold).

                  (b) Maximum Liability and Remedies. The rights of Parent to make claims upon the Escrow Fund in accordance with Article VIII and the Escrow Agreement shall be the sole and exclusive remedy for money damages of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement.

                  (c)      Securityholder Agent of the Stockholders; Power of
Attorney.

                           (i)      In the event that the Merger is approved,
effective upon such vote, and without further act of any stockholder, Timothy Barrows shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to act as the Securityholder Agent under the Escrow Agreement and to give and receive notices and communications, to authorize delivery to Parent of Escrow Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing in accordance with the terms and provisions of the Escrow Agreement. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

                           (ii)     The Securityholder Agent shall not be liable
for any act done or omitted hereunder or under the Escrow Agreement as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder

Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                  (d) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent relating to the Escrow Shares, the Escrow Fund or the Escrow Agreement shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date notwithstanding approval thereof by the stockholders of the
Company:

                  (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

                  (b) by either Parent or the Company if: (i) the Closing Date has not occurred by February 28, 2000 (the "Termination Date") (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order, decree or ruling of a Governmental Entity having jurisdiction in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger by any Governmental Entity which makes consummation of the Merger illegal;

                  (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company prior to the Termination Date through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub prior to the Termination Date through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 9.1(e) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         9.2 Effect of Termination. Except as set forth in Section 10.2, any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Nondisclosure Agreement, all of which obligations shall survive termination of this Agreement.

         9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by either the Securityholder Agent or former Company stockholders who receive more than 66 2/3% of the Parent Common Stock issued pursuant to Section 1.6(a).

         9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Merger Sub, to:

                           Concord Communications, Inc.
                           600 Nickerson Road
                           Marlboro, MA 01752
                           Attention:  Gary E. Haroian
                           Telephone:  (508) 460-4646
                           Facsimile:  (508) 481-9772

                           with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Attention:  Kevin M. Barry, Esq.
                           Telephone:  (617) 248-7000
                           Facsimile:  (617) 248-7100

                  (b)      if to the Company, to:

                           FirstSense Software, Inc.
                           21 B Street
                           Burlington, MA 01803
                           Attention:  President
                           Telephone:  (781) 685-1000
                           Facsimile:  (781) 685-1050

                  (c)      if to the Securityholder Agent:

                           Matrix Partners
                           Bay Colony corporate Center
                           1000 Winter Street
                           suite 4500
                           Waltham, MA 02154
                           Attention:  Timothy Barrows
                           Telephone:  (781) 890-2244

                           Facsimile:  (781) 890-2288


                           with a copy to:

                           Foley, Hoag & Eliot LLP
                           One Post Office Square
                           Boston, MA 02109
                           Attention:  William R. Kolb, Esq.
                           Telephone:  (617) 832-1000
                           Facsimile:  (617) 837-7000


         10.2     Expenses.

                  (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                  (b) Subject to the provisions of Section 8.2 and the Escrow Agreement, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all reasonable Third Party Expenses, including reasonable Third Party Expenses incurred by the Company. Without limiting the forgoing and subject to the provisions of the Escrow Agreement and Section 8.2, on the Closing Date the Surviving Corporation (or Parent on behalf of Surviving Corporation) shall pay to Foley, Hoag & Eliot LLP, Company counsel, the aggregate amount of reasonable Company attorneys' fees and expenses payable thereto in connection with this Agreement and the transactions contemplated hereby, provided that Parent receives, at least three (3) days prior to the Closing Date, a written invoice for the fees and expenses incurred to such date and the estimated amount of such fees and expenses through the Closing Date and for a reasonable period thereafter.

         10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "Person" means any individual, corporation, partnership, association, trust, limited liability company or partnership, unincorporated organization, joint venture, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.5 Entire Agreement; Assignment. Except for the Nondisclosure Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective Affiliates.

         10.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.7 Other Remedies. Except as otherwise provided herein (including as set forth in Section 8.2), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Massachusetts for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.10 Specific Performance. Notwithstanding Section 8.2, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Securityholder Agent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



CONCORD COMMUNICATIONS, INC.             FIRSTSENSE SOFTWARE, INC.


By   /s/ Gary E. Haroian                 By    /s/ Robert A. Cramer
     -------------------------------           ---------------------------------
     Name: Gary E. Haroian                     Name: Robert A. Cramer
     Title: Sr. V.P. and CFO                   Title: President & CEO






SECURITYHOLDER AGENT                     F ACQUISITION CORP.


/s/ Timothy A. Barrows                   By    /s/ Gary E. Haroian
------------------------------------           ---------------------------------
Name: Timothy A. Barrows                       Name: Gary E. Haroian
                                               Title: Secretary and Treasurer

+ Agreement and Plan of Reorganization dated as of January 20, 2000 by and among Concord Communications, Inc., F Acquisition Corp., and FirstSense Software, Inc.

                Schedules and Exhibits Omitted in Accordance With
                        Item 601(b)(2) of Regulation S-K

Exhibit A        List of Company Stockholders Executing Voting Agreement
Exhibit A-1      Form of Voting Agreement
Exhibit A-2      Option Exercise Agreement
Exhibit B        Form of Company Affiliate Agreement
Exhibit C        Form of Certificate of Merger
Exhibit D        Form of Parent Affiliate Agreement
Exhibit E        Form of Registration Rights Agreement
Exhibit F        Agreements to be Terminated
Exhibit G        Form of Escrow Agreement
Exhibit H        Form of Legal Opinion of Counsel to the Company
Exhibit I        Form of Legal Opinion of Counsel to Parent
Exhibit J-1      Form of Cramer Employment Agreement
Exhibit J-2      Form of Guida Employment Agreement
Exhibit J-3      Form of Flaherty Employment Agreement
Exhibit J-4      Form of Wilson Severance Agreement
Exhibit K        Form of Confidentiality and Assignment of Inventions Agreement
Schedule 2.2     Subsidiaries
Schedule 2.3     Company Capital Structure
Schedule 2.5     No Conflict
Schedule 2.6     Consents
Schedule 2.8     No Undisclosed Liabilities
Schedule 2.9     No Changes
Schedule 2.10    Tax and Other Returns and Reports
Schedule 2.11    Restriction on Business Activities
Schedule 2.12    Title to Properties; Absence of Liens and Encumbrances
Schedule 2.13    Governmental Authorization
Schedule 2.14    Intellectual Property
Schedule 2.16    Product Warranties; Defects; Liabilities
Schedule 2.17    Contracts
Schedule 2.18    Change of Control Payments
Schedule 2.19    Interested Party Transactions
Schedule 2.22    Insurance
Schedule 2.25    Broker's and Finders' Fees
Schedule 2.26    Employee Matters and Benefit Plans
Schedule 2.27    Bank Accounts
Schedule 2.28    Affiliate Agreements
Schedule 3.7     Affiliate Agreements


         Concord Communications, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request; provided however, that Concord Communications, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.